Exhibit 10.3

SERVICING AGREEMENT

among

Gregory Funding LLC,
as “Servicer”

and

Great Ajax Corp., Great Ajax Operating Partnership L.P. and Little Ajax II LLC
collectively as “Owner”

Dated as of July 8, 2014

-ii-

SERVICING AGREEMENT

This is a SERVICING AGREEMENT (the "Agreement"), dated as of July 8, 2014, by and among (i) Gregory Funding LLC (the "Servicer") and (ii) Great Ajax Corp, a Maryland corporation, and its affiliates Great Ajax Operating Partnership L.P, a Delaware limited partnership, Little Ajax II LLC, a Delaware limited liability company and any affiliate of such entity that becomes a party to this Agreement by executing a Joinder Supplement (collectively, the “Owner”).

W I T N E S S E T H :

WHEREAS, the Owner acquired or will acquire the Mortgage Loans, including the related servicing rights, pursuant to one or more Purchase Agreements;

WHEREAS, in the case of each Mortgage Loan, an Interim Servicer may have previously contracted to service the Mortgage Loans through the applicable Transfer Date, and the Owner desires that the Servicer service the Mortgage Loans beginning on the applicable Transfer Date pursuant to this Agreement and the Servicer has agreed to do so; and

WHEREAS, the Owner and the Servicer wish to agree upon the manner of the servicing and administration of the Mortgage Loans on and after the Transfer Date;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Accepted Servicing Practices:   With respect to any Mortgage Loan, procedures and practices (including collection procedures and practices) that (i) comply with Applicable Law, (ii) the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account, and (iii) are in accordance with (a) the terms of the related Mortgage Note and Mortgage, and (b) the accepted mortgage servicing and administration practices of prudent mortgage lending and servicing institutions that service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

Adjustable-Rate Mortgage Loan:   A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Adjustment Date:   As to each Adjustable-Rate Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the Mortgage Interest Rate on such Mortgage Loan becomes effective.

Advance Facility:   As defined in Section 3.29(a) hereof.

Advance Facility Notice:   As defined in Section 3.29(a) hereof.

Advance Facility Trustee:   As defined in Section 3.29(a) hereof.

Advancing Person:   As defined in Section 3.29(a) hereof.

Agreement:   As defined in the introductory paragraph.

Applicable Law:   All applicable federal, state or local laws, rules and regulations and any other applicable requirements of any government or agency or instrumentality thereof, including, but not limited to, the Consumer Financial Protection Bureau, as such may be amended, modified or supplemented from time to time.

Applicable Servicing Period:   With respect to a Mortgage Loan or an REO Property, the period beginning on the related Transfer Date and ending on the earlier of (i) the date that servicing of such Mortgage Loan or REO Property terminates hereunder or (ii) the date that this Agreement is terminated in accordance with its terms.

Assignment of Mortgage:   An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Owner or its designee to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

Bailee:   As defined in Section 3.20 hereof.

Bailee Agreement:   As defined in Section 3.20 hereof.

Business Day:   Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Board of Governors of the Federal Reserve is closed.

Closing Date:   With respect to a particular Mortgage Loan, the closing date under the Purchase Agreement pursuant to which the Owner acquired such Mortgage Loan.

Code:   The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable Department of Treasury regulations issued pursuant thereto.

Collection Account:   The separate account, which shall be an Eligible Account, operated and maintained by the Servicer pursuant to Section 3.04 hereof.

Collection Period:   With respect to any Payment Date, the immediately preceding calendar month.

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Condemnation Proceeds:   All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

Custodial Agreement:   If the Owner has appointed a custodian for the Mortgage Loans, the custodial agreement between the Owner and the Custodian, and all amendments thereof and supplements thereto.

Custodian:   The Servicer or, if the Owner has appointed a custodian for the Mortgage Loans, such custodian.

Disabling Conduct:   As defined in Section 5.03 hereof.

Due Date:   With respect to each Mortgage Loan, the day of the calendar month on which each Monthly Payment is due on such Mortgage Loan, exclusive of any days of grace.

Eligible Account:   Any of:

(i)          an account or accounts maintained with a federal or state chartered depository institution or trust company whose commercial paper, short-term debt obligations, or other short-term deposits are rated investment grade by at least one NRSRO (the "Qualifying Rating"); provided, that following a downgrade, withdrawal or suspension of any such institution's rating below the Qualifying Rating, such account shall promptly (and in any case within not more than 30 calendar days) be moved to another institution which has a Qualifying Rating, or to one or more segregated trust accounts as provided in clause (ii); or

(ii)         a trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to the regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulations Section 9.10(b) which has corporate trust powers acting in its fiduciary capacity and has a long-term debt rating of investment grade by at least one NRSRO; provided, that following a downgrade, withdrawal or suspension of any such institution's long-term debt rating below investment grade, such account shall promptly (and in any case within not more than 30 calendar days) be moved to another institution which has such a long-term debt rating.

Eligible Accounts may bear interest.

Escrow Account:   The separate account, which shall be an Eligible Account, operated and maintained by the Servicer pursuant to Section 3.06 hereof.

Escrow Payments:   The amounts constituting ground rents, taxes, sewer rents, primary mortgage insurance policy premiums, fire and hazard insurance premiums or other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

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Fannie Mae:   Fannie Mae or any successor thereto.

Fannie Mae Servicing Guide:   The Fannie Mae Servicing Guide and all amendments or additions thereto.

FIFO:   As defined in Section 3.29(d) hereof.

Final Recovery Determination:   With respect to any defaulted Mortgage Loan or any REO Property, a determination made by the Servicer that all Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof (exclusive of any deficiencies which might someday be recovered) have been so recovered.

Indemnitee:   As defined in Section 5.01 hereof.

Insurance Proceeds:   Proceeds of any title policy, hazard insurance policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property, required to be deposited in an Escrow Account or released to the Mortgagor in accordance with Accepted Servicing Practices.

Interim Servicer:   With respect to applicable Mortgage Loans, the entity servicing the Mortgage Loans between the Closing Date and the Transfer Date.

Joinder Supplement:   A supplement to this Agrmeement in the form set forth in Exhibit E.

Liquidation Proceeds:   All cash amounts, including Insurance Proceeds, REO Proceeds and Condemnation Proceeds, received in connection with the sale of a Mortgage Loan or REO Property by the Servicer or the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise.

Losses:   All claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses, but specifically excludes special, indirect, incidental, consequential (including lost profits), punitive or exemplary damages. The exclusion set forth in the preceding sentence shall not apply to or in any way limit the indemnifying party's obligations to indemnify the indemnified party for such third party damages actually assessed against the indemnified party.

MERS:   Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS System:   The system of recording transfers of Mortgages electronically maintained by MERS.

Modification:   A modification to the terms of a Mortgage Loan made in accordance with the terms of this Agreement (or as the context requires, made prior to the time that the servicing of such Mortgage Loan became subject to this Agreement).

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Monthly Payment:   With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

Monthly Remittance Report:   As defined in Section 3.15 hereof.

Mortgage:   The mortgage, deed of trust or other instrument creating a first lien on the Mortgaged Property securing the Mortgaged Loan.

Mortgage File:   With respect to each Mortgage Loan, those mortgage loan documents referenced in the Custodial Agreement that are delivered to the Custodian or which at any time come into its possession in accordance with the terms of the Custodial Agreement or this Agreement.

Mortgage Interest Rate:   With respect to each fixed-rate Mortgage Loan, the fixed annual rate of interest provided for in the related Mortgage Note and with respect to each Adjustable-Rate Mortgage Loan, the annual rate at which interest accrues on such Adjustable-Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan:   Each of the mortgage loans listed on the Mortgage Loan Schedule, as revised from time to time. Unless the context otherwise requires, the term Mortgage Loan shall be deemed to include any resulting REO Property, in which event the foreclosed or terminated Mortgage Loan shall be deemed to be outstanding as appropriate.

Mortgage Loan Schedule:   The schedule of Mortgage Loans set forth in Exhibit A, which shall be revised by the Owner and the Servicer as set forth in Article II from time to time to reflect the acquisition of additional Mortgage Loans by the Owner after the date hereof.

Mortgage Note:   The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

Mortgaged Property:   The underlying property securing a Mortgage Loan.

Mortgagee:   The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor:   The obligor on a Mortgage Note, the fee simple owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successor in title to the Mortgaged Property.

Non-Performing Loan:   A Mortgage Loan that was more than ninety (90) days delinquent on a recency of payment basis on the Closing Date or, if the Transfer Date is more than sixty (60) days after the Closing Date, was more than ninety (90) days delinquent on a recency of payment basis on the Transfer Date.

Nonrecoverable Advance:   Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business

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judgment of the Servicer, will not, or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related late payments or Liquidation Proceeds on such Mortgage Loan or REO Property.

Notice of Facility Termination:   As defined in Section 3.29(g) hereof.

NRSRO:   Any nationally recognized statistical rating organization, as the term is used in federal securities laws.

Owner:   As defined in the introductory paragraph.

Payment Date:   The 25th day of each month, or if such day is not a Business Day, then the next Business Day.

Performing Loan:   A Mortgage Loan that on the Closing Date is not more than ninety (90) days delinquent on a recency of payment basis or, if the Transfer Date is more than sixty (60) days after the Closing Date, was not more than ninety (90) days delinquent on a recency of payment basis on the Transfer Date.

Permitted Investment:   Any one or more of the following obligations or investments:

(i)            direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)           federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by at least one NRSRO in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)          any other demand, money market, or time deposit or obligation rated in the highest rating category by at least one NRSRO, as applicable;

provided, however, that no such instrument shall be an Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations; and, provided, further, that such investment shall not be subject to

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withholding or deduction unless the issuer of such investment is required to gross-up such amounts.

Person:   Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Purchase Agreement:   An agreement for the purchase of one or more mortgage loans acquired by the Owner during the term of this Agreement.

Qualified Insurer:   An insurance company duly qualified as such under the laws of the state in which the Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance provided.

Recovery Proceeds:   As defined in Section 3.03(e) hereof.

Remittance Date:   The Business Day preceding each Payment Date.

REO Disposition:   The final sale of any REO Property.

REO Proceeds:   All revenues, receipts and/or proceeds received with respect to an REO Property, including any proceeds from an REO Disposition.

REO Property:   Any real property owned by the Owner including any Mortgaged Property acquired through foreclosure or grant of a deed in lieu of foreclosure or other comparable conversion of the ownership of a Mortgage Loan or otherwise acquired by Owner.

Re-Performing Loan:   A Mortgage Loan that has been in contractual default but on the Closing Date is not more than ninety (90) days delinquent on a recency of payment basis or, if the Transfer Date is more than sixty (60) days after the Closing Date, is not more than ninety (90) days delinquent on a recency of payment basis on the Transfer Date.

Request for Release:   As defined in Section 3.20 hereof.

Section 404 Notice:   The notice required under Section 404 of the Helping Families Save Their Homes Act of 2009, as it may be amended from time to time.

Seller:   The seller of the Mortgage Loans under the Purchase Agreement.

Servicer:   As defined in the introductory paragraph.

Servicer Claim:   As defined in Section 5.01 hereof.

Servicing Advance:   All customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by or on behalf of the Servicer in the performance of its respective servicing obligations, including, but not limited to, the cost of (a) preservation, inspection, restoration, improvement, protection and repair of a Mortgaged Property or REO Property, including, without limitation, advances in respect of prior liens, insurance, real estate taxes and

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assessments, (b) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (c) the conservation, management, valuation, repair, marketing, sale and liquidation of any REO Property, (d) obtaining any legal documentation required to be included in the Servicing File and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position or any lien on an REO Property that prevents the timely liquidation thereof) reasonably necessary for the Servicer to perform its respective obligations under this Agreement, (e) executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage to the extent not recovered from the related Mortgagor, (f) third party borrower counseling fees in connection with a Modification or potential Modification, (g) expenses of sales of Mortgage Loans and (h) any costs incurred pursuant to Section 3.03(c) hereof.

Servicing Advance Reimbursement Amounts:   As defined in Section 3.29(a) hereof.

Servicing Fee:   With respect to each calendar month during the term of this Agreement an amount equal to one-twelfth of (a) 0.65% per annum of the unpaid principal balance of each Performing or Re-Performing Mortgage Loan, plus (b) 1.25% per annum of the unpaid principal balance of each Non-Performing Mortgage Loan, plus (c) for REO Property acquired through foreclosure or grant of a deed in lieu of foreclosure or other comparable conversion of the ownership of a Mortgage Loan, the greater of (i) the Servicing Fee applicable to the underlying Mortgage Loan as of the preceding January 1 or (ii) 1.00% of the fair market value of the REO Property as reasonably determined by the Manager, plus (d) 1.00% of the purchase price of any REO Property otherwise purchased by the Owner, each determined as of the last day of the month or, if applicable, the last day of the term of this Agreement, pro-rated for partial months.

Servicing File:   The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents included within the servicing file delivered to Servicer by the Owner or prior servicer or generated by the Servicer as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Owner.

Servicing Officer:   Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Owner by the Servicer, as such list may from time to time be amended.

Servicing Transfer Costs:   Any reasonable and customary costs of the Owner or successor servicer and the Custodian incurred in connection with the transfer of servicing from the Servicer, including, without limitation, any reasonable costs or expenses associated with the documentation of the assumption of servicing by a successor servicer, the complete transfer of all servicing data and the completion, correction and manipulation of such servicing data as may be reasonably required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans properly and effectively.

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Sub-Servicer:   Any Person that services Mortgage Loans on behalf of the Servicer or is responsible for the performance (whether directly or through subservicers) of all or substantially all of the material servicing functions required to be performed by the Servicer under this Agreement.

Sub-Servicing Agreement:   A written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans, as amended or supplemented from time to time.

Total Servicing Period:   The period beginning on the initial Transfer Date and ending on the date that this Agreement is terminated in accordance with its terms.

Transfer Date:   With respect to applicable Mortgage Loans, the date that the servicing of the Mortgage Loans transfers to the Servicer pursuant to the applicable Purchase Agreement.

Unpaid Principal Balance:   With respect to each Mortgage Loan and any date of determination, the principal balance of such Mortgage Loan at its origination less the sum of (i) all collections and other amounts credited against the principal balance of such Mortgage Loan prior to such date of determination, (ii) any principal reduction resulting from a bankruptcy court ruling prior to such date of determination and (iii) any principal forgiveness resulting from a modification prior to such date of determination plus the sum of (x) any deferred principal balance created in connection with a principal forbearance modification and (y) any outstanding amounts, such as accrued and unpaid interest, unpaid insurance premiums or delinquent taxes and certain Servicing Advances, added to the Unpaid Principal Balance as part of a modification.

ARTICLE II.

ENGAGEMENT OF the SERVICER TO PERFORM SERVICING RESPONSIBILITIES

The Owner, by execution and delivery of this Agreement, does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing and administration of Mortgage Loans and REO Properties. Not less than fifteen days prior to any Transfer Date, the Owner shall (i) notify the Servicer that the Owner desires to have the Servicer service the related Mortgage Loans and REO Properties and (ii) provide the Servicer an updated Mortgage Loan Schedule that includes such Mortgage Loans and REO Properties and such additional information as the Servicer shall reasonably request. The provisions of this Agreement with respect to any Mortgage Loan or REO Property shall apply to the Servicer only during the Applicable Servicing Period. The Servicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this Agreement and each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the Owner. The Servicing Files retained by the Servicer shall be identified in accordance with a file tracking system to reflect the ownership of the related Mortgage Loan by the Owner. The Servicer shall cause the release from custody of the contents of any Servicing File retained by the Servicer only in accordance with the instructions of the Owner, or when such release is required

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as incidental to the Servicer’s servicing of the related Mortgage Loan or a sale of such Mortgage Loan, or upon the transfer of servicing pursuant to Section 7.01 of this Agreement.

ARTICLE III.

SERVICING OF THE mortgage loans

Section 3.01.     Servicing of the Mortgage Loans.

(a)          The Servicer, as an independent contractor, shall service and administer the Mortgage Loans during the Applicable Servicing Period in accordance with Accepted Servicing Practices and this Agreement and, consistent with the foregoing, shall have full power and authority to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable. In servicing and administering the Mortgage Loans, the Servicer shall employ procedures and practices (including collection procedures and practices) intended to best meet the Owner’s goals, as reported to the Servicer from time to time, all in accordance with applicable law.

The Servicer shall diligently collect all payments called for under the terms and provisions of the Mortgage Loans and any applicable insurance policies in accordance with Accepted Servicing Practices. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest or any provisions of any Mortgage Loan requiring the related Mortgagor to submit to mandatory arbitration with respect to disputes arising thereunder or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standard set forth in this Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including, without limitation, modifications that would change the Mortgage Interest Rate, forgive or forbear the payment of principal or interest, capitalize past due Monthly Payments and/or outstanding Servicing Advances or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Unpaid Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of this Section 3.01 shall be reflected in writing in the Servicing File. The Servicer shall update the Mortgage Loan Schedule in connection with the Modification of any Mortgage Loan to reflect the modified terms of such Mortgage Loan. The Servicer is hereby authorized and empowered to refinance Mortgagors or assist third parties in refinancing Mortgagors into new mortgage loans so long as the Mortgagors are not selected for solicitation based solely on the inclusion of the related Mortgage Loans on the Mortgage Loan Schedule. Such refinancing will be in an amount sufficient to pay off the Unpaid Principal Balance of the Mortgage Loan in full and any accrued and unpaid interest thereon except that, with respect to any Mortgage Loan in default or for which default is reasonably foreseeable at the time of a refinance, such refinancing may be for an

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amount less than the related Unpaid Principal Balance if such refinancing is in the best interests of the Owner.

The Servicer, as an agent of the Owner and with the Owner’s prior written consent, may sell Mortgage Loans in default or for which default is reasonably foreseeable to unaffiliated third-party investors in the secondary whole loan market on arms-length terms and at fair market value as a loss mitigation alternative if the Servicer determines in its reasonable commercial judgment that such sale would be in the best interests of the Owner. In connection with any such written consent, the Owner agrees to execute and deliver such reasonable and additional documents, instruments or agreements as may be necessary to effectuate the sale of such Mortgage Loans in accordance with this paragraph.

Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge or note endorsement and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. Upon reasonable written request of the Servicer, the Owner shall promptly furnish the Servicer with any limited powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided, however, that the Owner shall not be held liable for any misuse of any such power of attorney or other documents by the Servicer.

The Servicer is authorized and empowered by the Owner, in its own name when the Servicer believes it is appropriate in its best judgment, to cause the removal of any Mortgage Loan from registration on the MERS System, to execute and deliver, on behalf of the Owner, any and all instruments of assignment and other comparable instruments with respect to such assignment.

The Servicer shall not, without the written consent of the Owner: (i) initiate any action, suit or proceeding under the name of the Owner without indicating the Servicer’s representative capacity or (ii) take any action which causes the Owner to be required to be registered to do business in any state. Notwithstanding the preceding sentence, the Servicer is authorized to initiate foreclosure or similar proceedings on behalf of and in the name of the Owner without the Owner’s consent.

The Servicer shall promptly forward or cause to be forwarded to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement and the Servicer shall promptly provide to the Custodian a certified true copy of any such document submitted for recordation, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original in accordance with Accepted Servicing Practices. No Modification shall be recorded unless required by Applicable Law.

The Servicer shall make Servicing Advances with respect to each Mortgage Loan in accordance with Accepted Servicing Practices and this Agreement, provided that notwithstanding any provision herein to the contrary, the Servicer shall not be required to make

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any Servicing Advance for which a determination is made by the Servicer that such Servicing Advance would constitute a Nonrecoverable Advance. In addition, to the extent permitted or required by the Mortgage and the Mortgage Note, the Servicer will advance, to the extent unpaid by the related Mortgagor, any insurance premiums and delinquent property taxes, and such advances shall be treated as Servicing Advances.

The Servicer may use subcontractors and vendors in connection with the servicing of the Mortgage Loans; provided, however, that any such arrangements shall be consistent with the servicing arrangements contemplated hereunder and the Servicer shall remain obligated and liable to the Owner for the management, servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such arrangements or by virtue of indemnification from any such subcontractor or vendor and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each subcontractor or vendor shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

(b)          With respect to the management of any REO Property, the Servicer shall be entitled to enter into agreements with independent third parties (which may include an REO asset manager) as set forth in Section 3.13 but shall remain obligated with respect to such REO Property as if it alone were operating and managing such REO Property.

(c)          With respect to the applicable Mortgage Loans, for the period from the Closing Date through the Transfer Date, the Servicer will use commercially reasonable efforts to cause the Interim Servicer to service the Mortgage Loans in a manner that is consistent with the terms of this Article III and to forbear from taking any actions that are inconsistent with the terms of this Article III. On the Transfer Date, the Servicer shall reimburse the Interim Servicer from its own funds for all outstanding Servicing Advances incurred by the Interim Servicer on the Mortgage Loans that remain unreimbursed as of the Transfer Date and the Servicer shall be entitled to reimburse itself for such Servicing Advances as if it had been the party to make such Servicing Advances.

Section 3.02.      Collection of Mortgage Loan Payments and Rents.

During the Applicable Servicing Period until the principal and interest on all Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall follow collection procedures and practices consistent with this Agreement and Accepted Servicing Practices. The Servicer shall also proceed diligently to collect all rent and other revenue due on any REO Property. Further, in connection with any Mortgage Loan providing for Escrow Payments by the related Mortgagor and subject to Section 3.07, the Servicer shall take special care in ascertaining and estimating annual ground rents, taxes, fire and hazard insurance premiums, mortgage insurance premiums, and comparable items that, as provided in the Mortgage or the Mortgage Note, will become due and payable to ensure that the installments payable by the Mortgagors as Escrow Payments will be sufficient to pay such charges as and when they become due and payable. The Servicer shall pay all taxes and assessments and maintain insurance on the Mortgage Loans and any REO Property as set forth herein.

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The Servicer may waive any prepayment charge with respect to any Mortgage.

Section 3.03.      Realization Upon Defaulted Mortgage Loans.

(a)          In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Owner including, but not limited to, a Modification, assumption, short sale, third party sale, deed-in-lieu transaction and acquiring title to the Mortgaged Property through foreclosure as set forth in Section 3.13. The Servicer shall use commercially reasonable efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert the ownership of each Mortgaged Property for which the Mortgage Loan is and continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01 and the first sentence of this Section 3.03. Prior to initiating foreclosure with respect to any Mortgage Loan, the Servicer shall, if applicable (i) cause the removal of any Mortgage Loan from registration on the MERS System and/or (ii) correctly record the Assignment of Mortgage for such Mortgage Loan. The Servicer shall take appropriate measures to ensure the accuracy of all documents filed or otherwise utilized by the Servicer or its vendors or subcontractors (including, without limitation, foreclosure attorneys) following the Closing Date in any judicial or non-judicial foreclosure proceeding, related bankruptcy proceeding or in other foreclosure-related litigation. The Servicer covenants that all aspects of any foreclosure-related proceeding relating to any Mortgage Loan shall comply in all material respects with Applicable Law.

(b)          The Servicer shall use commercially reasonable efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Owner, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage, unless otherwise required by any federal, state or local law or regulation, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by the Servicer through Liquidation Proceeds from the related Mortgaged Property. In connection therewith, the Servicer shall be responsible for all costs and expenses incurred by it in any such foreclosure or collection proceedings; provided, however, that it shall be entitled to reimbursement of such costs and expenses as Servicing Advances as contemplated in Section 3.05.

(c)          Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Servicer shall not (i) cause the Owner to obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise cause the Owner to acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Owner would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the

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Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and an environmental report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)         such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Owner to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)         there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Owner to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.03 shall be advanced by the Servicer and shall be deemed a Servicing Advance subject to reimbursement as provided in Section 3.05.

If the Servicer determines, as described above, that it is in the best economic interest of the Owner to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action, consistent with Accepted Servicing Practices, as it deems to be in the best economic interest of the Owner. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer and shall be deemed a Servicing Advance, subject to reimbursement as provided in Section 3.05.

(d)          Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Liquidation Proceeds in respect of any Mortgage Loan, will be applied in the following order of priority (to the extent permitted by Applicable Law): first, to reimburse the Servicer for any unreimbursed Servicing Advances pursuant to Section 3.05(a)(ii) and second, with respect to any Mortgage Loan, as a recovery of principal of such Mortgage Loan. In connection with each Final Recovery Determination made by the Servicer, the Servicer shall (i) maintain records prepared by an employee or an agent of the Servicer of each Final Recovery Determination and (ii) prepare an instrument of satisfaction and submit such instrument for recording in the appropriate public recording office.

(e)       After the Servicer has made a Final Recovery Determination with respect to a Mortgage Loan, and, if applicable, to the extent permitted by applicable state law relating to the collection of a deficiency balance from the related Mortgagor, the Servicer is authorized, on behalf of the Owner, to collect from the related Mortgagor any deficiency balance remaining

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unpaid on the applicable Mortgage Loan, or, if the related Mortgaged Property has not been foreclosed upon and sold (and therefore there is no deficiency), any outstanding balance. The Servicer may, in its sole discretion, choose to collect the deficiency balance or remaining balance either directly, or indirectly by engaging an unaffiliated or affiliated third party to collect (or by conveying to an unaffiliated or affiliated third party the right to collect) such balance from the applicable Mortgagor. Any proceeds received from such direct or indirect collection efforts, net of any expenses incurred in such collection efforts and net of a fee equal to 35% of the proceeds of such direct or indirect collection efforts, shall constitute property of the Owner and shall be deposited into the Collection Account (such net proceeds, the "Recovery Proceeds"). The Servicer shall separately note in the Monthly Remittance Report any deficiency proceeds received by it and added to the amount to be remitted to the Owner in respect of the next Remittance Date. In connection with any such liquidation of a Mortgaged Property or collection efforts, the Servicer shall follow Accepted Servicing Practices.

Section 3.04.         Establishment of Collection Account; Deposits in Collection Account.

(a)          The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan by the Servicer separate and apart from any of its own funds and general assets and shall establish and maintain on behalf of, and as an agent of, the Owner, a segregated Collection Account in the name of the Owner as account holder and owner, with the Servicer as an authorized signatory.

(b)       Within two Business Days of receipt of any payments and collections on the Mortgage Loans or any REO Property, the Servicer shall remit such amounts to the Collection Account. The Servicer shall retain in the Collection Account the following payments and collections (net of any funds refundable to any Mortgagor determined to be in excess of the amounts required under the related Mortgage Loan documents) received by it subsequent to the Transfer Date (net of Servicing Fees (payable solely from payments on account of interest on the Mortgage Loans) and reimbursement of Servicing Advances or other amounts which the Servicer is permitted to withdraw from the Collection Account to pay or reimburse itself pursuant to Section 3.05):

(i)      all payments on account of principal of the Mortgage Loans, including any deferred principal balances;

(ii)     all payments on account of interest on the Mortgage Loans, including any deferred interest;

(iii)    all net Liquidation Proceeds;

(iv)    any Servicing Advance previously reimbursed to the Servicer which is later recovered from the Mortgagor or Liquidation Proceeds;

(v)     any amounts required to be deposited by the Servicer pursuant to Section 3.12 in connection with the deductible clause in any blanket hazard insurance policy;

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(vi)    any repurchase price or related amount received from the Seller pursuant to the Purchase Agreement;

(vii)   any other amounts received by the Servicer that are payable to the Owner or the Mortgagor, or any other amounts related to any Mortgage Loan;

(viii)  any Recovery Proceeds;

(ix)    any REO Property revenues (net of costs and expenses) pursuant to Section 3.13(c) hereof; and

(x)     any amounts collected by the Servicer and to be deposited in the Collection Account as provided in Section 3.09.

Any of the deposits pursuant to (ii) or (iii) (to the extent allocated to interest) above may, at the Servicer's option, be net of the Servicing Fee.

If the Servicer has remitted to the Collection Account any amount not required to be remitted, the Servicer may at any time withdraw, or cause to be withdrawn, such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Collection Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Collection Account by the depository institution shall accrue to the benefit of the Owner. The Servicer shall give written notice to the Owner of the location of the Collection Account when established and prior to any change thereof in accordance with Section 3.09 hereof.

Funds on deposit in the Collection Account shall either (i) remain uninvested or (ii) be invested in Permitted Investments, which Permitted Investments shall mature or be subject to redemption or withdrawal prior to the next occurring Remittance Date. If such funds are deposited in Permitted Investments, any and all investment earnings from any such Permitted Investments shall be for the benefit of the Owner and the risk of loss resulting from such investments shall be borne by and be the risk of the Owner.

Section 3.05.      Permitted Withdrawals From the Collection Account.

(a)    The Servicer may, from time to time, withdraw (or cause to be withdrawn) from amounts on deposit in the Collection Account for the following purposes:

(i)     to make distributions to the Owner in the amounts and in the manner provided for in Section 3.14;

(ii)    to the extent not previously reimbursed, to reimburse itself on its behalf or on behalf of an Advancing Person for unreimbursed Servicing Advances incurred by the Servicer or an Advancing Person, the Servicer's right to reimburse itself on its behalf or on behalf of an Advancing Person pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan;

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(iii)   to pay itself any accrued and unpaid Servicing Fees solely from payments on account of interest on the Mortgage Loans;

(iv)   to withdraw any amount deposited therein in error;

(v)    to reimburse itself for any capitalized Servicing Advances from general principal collections received in respect of the Mortgage Loans;

(vi)   to the extent not previously reimbursed, to reimburse itself on its behalf or on behalf of an Advancing Person for any unreimbursed Servicing Advances incurred by the Servicer or an Advancing Person which the Servicer has determined to be a Nonrecoverable Advance;

(vii)  to reimburse itself for costs and expenses incurred by or reimbursable to it pursuant to Section 5.03; and

(viii) to clear and terminate the Collection Account upon termination of the Total Servicing Period.

In the case of each such payment or reimbursement to the Servicer set forth above, the Servicer's right thereto shall be prior to the rights of the Owner.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis and REO Property by REO Property basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (ii), (iii), (v) and (vi) above.

On the Transfer Date, the Servicer shall reimburse the Interim Servicer from its own funds for all outstanding Servicing Advances incurred by the Interim Servicer on the Mortgage Loans that remain unreimbursed as of the Transfer Date and the Servicer shall be entitled to reimburse itself for such Servicing Advances in accordance with Section 3.05(a)(ii), (vi) and (viii) of this Agreement as if it had been the party to make such Servicing Advances.

Section 3.06.      Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made (i) to effect timely payments of ground rents, taxes, fire and hazard insurance premiums, primary mortgage insurance policy premiums, if applicable, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by that Servicer pursuant to Section 3.08 with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Owner, or to the Mortgagor to the extent required by Applicable Law, any interest paid on the funds deposited in the Escrow Account or (vii) to withdraw any amount deposited therein in error.

Section 3.07.      Deposits in Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan by the Servicer which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain on behalf of, and as an agent of, the Owner, a segregated Escrow Account in the name of the Owner and the Mortgagors, with the Servicer as an authorized signatory.

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The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan by the Servicer which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts in connection therewith.

Within two Business Days of receipt of any Escrow Payments on the Mortgage Loans, the Servicer shall remit such amounts to the Escrow Account, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement. The Servicer shall make (or cause to be made) withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in, or in accordance with, Section 3.07. The Owner shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by Applicable Law to be paid to the Mortgagor and, to the extent required by Applicable Law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

Funds on deposit in the Escrow Account maintained by the Servicer shall either (i) remain uninvested or (ii) be invested in Permitted Investments, which Permitted Investments shall mature or be subject to redemption or withdrawal prior to the date on which such funds are required to be withdrawn as set forth in Section 3.07. If such funds are deposited in Permitted Investments, any and all investment earnings from any such Permitted Investments shall be for the benefit of the Owner and the risk of loss resulting from such investments shall be borne by and be the risk of the Owner.

SECTION 3.08.      Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

With respect to each Mortgage Loan, the Servicer shall maintain (or cause to be maintained) accurate records reflecting the status of ground rents, taxes, fire and hazard insurance premiums, mortgage insurance premiums, and comparable items and, to the extent the Mortgage provides for Escrow Payments, shall obtain (or cause to be obtained), from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and Applicable Law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall either cause the Mortgagor to make any such payments or make Servicing Advances to effect such payments in accordance with the Accepted Servicing Practices. Any such payments made by the Servicer shall be deemed a Servicing Advance, reimbursable in accordance with Section 3.05 hereof.

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SECTION 3.09.      Transfer of Accounts.

The Servicer may transfer the Collection Account or the Escrow Account to a different depository institution from time to time. In any case, each of the Collection Account and the Escrow Account shall at all times be maintained as an Eligible Account. The Servicer shall give written notice to the Owner of any proposed change of location of the Collection Account and the Escrow Account 30 days prior to any change thereof.

SECTION 3.10.      Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the Unpaid Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer.

If a Mortgaged Property relating to a Mortgage Loan is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the replacement value of the improvements that are part of the Mortgaged Property, (ii) the Unpaid Principal Balance of the Mortgage Loan or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.

With respect to any REO Property, the Servicer shall cause to be maintained fire and hazard insurance with extended coverage as is customary in the area where the REO Property is located in an amount which is at least equal to the maximum insurable value of the Mortgaged Property.

Pursuant to Section 3.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited by that Servicer in the Escrow Account and applied to the restoration or repair of the Mortgaged Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05. Any costs incurred by the Servicer in maintaining any such insurance shall be treated as Servicing Advances. The Servicer shall not be required to maintain any such insurance if the related Servicing Advance therefor would be a Nonrecoverable Advance unless required by Applicable Law. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of the Mortgagor, other than pursuant to Applicable Law that requires such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least ten (10) days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; provided,

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however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

SECTION 3.11.      Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Servicer shall obtain and maintain a mortgage impairment or blanket policy, such policy shall be issued by a Qualified Insurer that has a rating in Best's Key Rating Guide of A:VI or is acceptable to prudent mortgage servicers insuring against hazard losses on all of the Mortgaged Properties. To the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, the Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present (or cause to be prepared and presented), on behalf of the Owner, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. At issuance and otherwise, upon request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy or a certificate evidencing such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Owner.

SECTION 3.12.      Fidelity Bond, Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. Such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in Fannie Mae Servicing Guide. Upon request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of the fidelity bond and errors and omissions insurance policy or a certificate evidencing the same and a statement from the surety and the insurer that such fidelity bond or insurance policy may not be terminated or materially modified without thirty (30) days' prior written notice to the Owner.

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SECTION 3.13.      Title, Management and Disposition of REO Property.

(a)          In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued in the name of the Owner or its designee, and the Servicer shall maintain such deed or certificate of sale in trust for the benefit of the Owner or its designee. The Owner or its designee’s name shall be placed on the title to such REO Property. The Servicer shall manage, conserve, protect and operate each REO Property for the Owner.

(b)          The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate each REO Property (and may rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, in the same manner that similar property in the same locality as the REO Property is managed, and consistent with Accepted Servicing Practices. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least quarterly thereafter. Such reports shall be retained in the Servicing File. With respect to any REO Property, the Servicer shall perform any tax withholding and reporting required by the Code.

(c)          The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

(i)           the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)          any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, and remit all related revenues (net of such costs and expenses) to the Servicer for deposit in the Collection Account as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii)         none of the provisions of this Section 3.13 (c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Owner with respect to the operation and management of any such REO Property; and

(iv)         the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer's compensation pursuant to Section 3.21 is sufficient to pay such fees; provided, however, that to

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the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Servicer, such amounts shall be reimbursable as Servicing Advances.

(d)          Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer determines in good faith, to likely result in a higher expected recovery of net proceeds taking into account the risks of recovery.

Section 3.14.      Remittances.

During the Total Servicing Period, the Servicer shall remit to the Owner no later than 3:00 P.M. New York City time on each Payment Date all amounts credited to the Collection Account on the related Remittance Date with respect to the related Collection Period, net of charges against or withdrawals from the Collection Account pursuant to Section 3.05. With respect to any remittance received by the Owner after the day on which such payment was due, the Servicer shall pay, from its own funds without any right of reimbursement, to the Owner interest on any such late payment at an annual rate equal to the prime rate as set forth in The Wall Street Journal as of such Remittance Date (but in no event greater than the maximum amount permitted by Applicable Law); provided, that, if any such required amount is delivered after the required date solely as a result of administrative error on the part of the Servicer but the Servicer remedies such late payment by the end of the Business Day following such required date, the Servicer shall not be required to pay any such interest on such late amount. Such interest shall be deposited in the Payment Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following the day such payment was due and ending with the Business Day on which such payment is made, both inclusive.

Section 3.15.      Remittance Reports.

Not later than the 10th calendar day of each calendar month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish the following reports, in each case including but not limited to: (i) a monthly remittance advice in written or electronic format relating to the most recently-completed calendar month (the “Monthly Remittance Report”) and (ii) such other loan-level or property-level information reasonably available to it with respect to the Mortgage Loans and REO Properties as the Owner may reasonably request.

Section 3.16.      Statements to the Owner.

Upon request, the Servicer shall forward to the Owner or its designee a statement prepared by the Servicer setting forth the status of the Collection Account as of the end of the Collection Period preceding the most recent Remittance Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the related Collection Account of each category of deposit specified in Section 3.04 and each category of withdrawal specified in Section 3.05.

The Servicer shall prepare or cause to be prepared and file or cause to be filed any and all tax returns, information statements or other filings that the Servicer is required to deliver to any governmental taxing authority or to the Owner and each successor in interest pursuant to any Applicable Law with respect to the Mortgage Loans arising after the Closing Date. In

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addition, the Servicer shall provide, not more than 60 days after the end of each calendar year, the Owner with such information reasonably available to the Servicer arising after the Closing Date concerning the Mortgage Loans as is necessary for such party to prepare any income tax return or report as any such party may reasonably request from time to time. The Servicer shall not be responsible for any tax returns of the Owner.

SECTION 3.17.      Compliance with the Homes Act.

The Servicer, on behalf of the Owner, shall prepare and distribute a Section 404 Notice to each Mortgagor within thirty (30) days of each Closing Date in connection with the sale of the applicable Mortgage Loans by the seller under the applicable Purchase Agreement. Each such Section 404 Notice shall conform to the form of notice attached hereto as Exhibit C, subject to any changes required by Applicable Law. The Servicer shall pay all costs associated with the preparation and distribution of such Section 404 Notice, without reimbursement from the Owner or the Collection Account. The Servicer shall promptly send written confirmation to the Owner upon the completion of the distribution of such Section 404 Notices.

SECTION 3.18.      Annual Statement as to Compliance.

On or prior to March 31st of each year, beginning in calendar year 2014, the Servicer shall deliver to the Owner a statement to the effect that (i) an authorized officer of the Servicer, has reviewed (or a review has been made under its supervision) the activities of the Servicer under this Agreement during the prior calendar year (or applicable portion thereof for which such party served in such capacity) and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout the period covered by the prior calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, a statement of such failure known to such officer and the cure and remedial actions being taken and the nature and the status thereof.

SECTION 3.19.      Assumption Agreements.

The Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by Applicable Law from doing so. If the Servicer reasonably believes it is unable under Applicable Law to enforce such "due-on-sale" clause, the Servicer shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by Applicable Law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 3.19, the Servicer is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person

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is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, the Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The original of any such substitution of liability or assumption agreement shall be promptly delivered by the Servicer to the Custodian and added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by Servicer for entering into an assumption or substitution of liability agreement shall be for the benefit of the Owner.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder (i) if the Servicer did not have knowledge of the assumption of a Person of the obligations of the Mortgagor under a Mortgage Note or (ii) by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by Applicable Law from preventing, for any reason whatsoever. For purposes of this Section 3.19, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.20.      Satisfaction of Mortgages and Release of Mortgage Files.

If the Owner has appointed a Custodian, upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the Mortgage File held by the Custodian by delivery to the Custodian of a request for release, a form of which is attached hereto as Exhibit B (a "Request for Release"). Upon receipt of such certification and request, the Owner shall request that the Custodian promptly release the related mortgage documents to the Servicer and the Servicer shall prepare and process any satisfaction or release. The Owner shall provide the Servicer with a limited power of attorney authorizing the Servicer to execute any necessary satisfaction or release. Any reasonable expense incurred by the Servicer in connection with any instrument of satisfaction or deed of reconveyance shall be deemed a Servicing Advance. The Owner shall reimburse the Servicer for any loss, cost or damage resulting from the failure of the Custodian to comply with such request.

If the Owner has appointed a Custodian, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Custodian shall, pursuant to the Custodial Agreement, upon request of the Servicer and delivery to the Custodian of a Request for Release signed by a Servicing Officer, release the requested Mortgage File held by the Custodian to the Servicer. Prior to the Servicer releasing any original documents contained in such Mortgage File to any foreclosure attorney or other related third party as deemed acceptable by the Servicer (each a "Bailee"), the Servicer shall require such Bailee to execute and deliver a bailee

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agreement substantially in the form of Exhibit D hereto (the "Bailee Agreement") evidencing that such original documents are being released to and held by the Bailee for the benefit of the Servicer on behalf of the Owner. Within a reasonable amount of time following receipt by the Servicer of such Mortgage File from the Custodian and the executed Bailee Agreement (as well as an acknowledgment of receipt of documents) from the Bailee, the Servicer shall return such Mortgage File to the Custodian along with a copy of the Bailee Agreement (as well as an acknowledgment of receipt of documents) and a copy of any such original documents being released to the Bailee. The Custodian shall update its records upon reinstatement to reflect the existence of a Bailee Agreement for the applicable documents of the Mortgage File released to the Bailee. The Servicer shall return the applicable original documents of the related Mortgage File that are returned to it by the Bailee to the Custodian when the need therefor by the Bailee or the Servicer, as applicable, no longer exists. If the related Mortgage Loan has been liquidated or sold and the related Liquidation Proceeds have been deposited in the Collection Account, a Servicing Officer of the Servicer shall deliver a Request For Release to the Custodian indicating that such Mortgage Loan has been liquidated. Upon receipt of such Request For Release by the Custodian, the Mortgage file shall be released by the Custodian to the Servicer and the Custodian shall have no further responsibility with regard to such Mortgage File.

SECTION 3.21.      Servicing Compensation.

(a)          As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Collection Account or to retain solely from interest collections on the Mortgage Loans, the amounts provided for as the Servicing Fee. The Servicer shall be responsible for (and shall reimburse the Owner for any payments made by the Owner in respect of) any fees of any Interim Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

(b)          As set forth in Section 7.01, following the termination of the Servicer and any transfer of servicing hereunder, the Servicer is entitled to reimbursement for any outstanding Servicing Advances and payment of unpaid Servicing Fees and any amounts payable to it under Section 5.03.

Section 3.22.      Notification of Adjustments.

On each Adjustment Date, the Servicer shall make interest rate adjustments for each Adjustable-Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Servicer shall execute and deliver the notices required by Applicable Law and each Mortgage and Mortgage Note regarding interest rate adjustments. Upon the discovery by the Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall deposit within five (5) Business Days of discovery or receipt of written notice thereof in the Collection Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, the Servicer shall not be responsible for payment of such interest loss if such loss occurred as a result of the Servicer being provided with inaccurate data in connection with the servicing transfer of the Mortgage Loans.

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SECTION 3.23.      Independent Public Accountants' Servicing Report.

The Servicer, at its expense, shall cause a firm of independent public accountants (which may also render other services to the Servicer) which is a member of the American Institute of Certified Public Accountants to furnish, on or before March 31st of any year, beginning in calendar year 2014, a written statement to the Owner to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance with this Agreement except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. To the extent that any material non-compliance is disclosed in such statement, the Servicer shall furnish a statement, signed by a Servicing Officer, to the Owner regarding the remedial actions taken and the nature and status thereof.

SECTION 3.24.      Access to Certain Documentation.

To the extent not prohibited by Applicable Law, the Servicer shall provide to the Consumer Financial Protection Bureau and any other federal or state banking, insurance or other regulatory or governmental authority that may exercise authority over the Owner access to the documentation regarding the Mortgage Loans. Such access shall be afforded without charge.

In addition, the Servicer shall provide access to all records and documentation regarding the Mortgage Loans to the Owner, as well as their representatives, without charge, upon reasonable request during normal business hours at the offices of the Servicer, subject to the Owner agreeing to abide by customary confidentiality obligations with respect to such records and documentation.

On first day of the Total Servicing Period, the Servicer shall provide to the Owner, upon reasonable written request, a list of Servicing Officers.

SECTION 3.25.      Reports and Returns to be Filed by the Servicer.

The Servicer shall file or cause to be filed information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code for the period following the Closing Date. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

SECTION 3.26.      Servicing Agreements Between the Servicers and Sub-Servicers.

The Servicer may arrange for the servicing of any Mortgage Loan by a Sub-Servicer pursuant to a Sub-Servicing Agreement; provided, that such servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of such

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Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder; provided, further, that any fees or expenses of such Sub-Servicer shall be payable solely by the Servicer and shall not result in any increase of the Servicing Fee payable to the Servicer. Each Sub-Servicer shall be authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by law applicable to the Sub-Servicer to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement. Notwithstanding the provisions of any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through the Servicer or otherwise, the Servicer shall remain obligated and liable to the Owner and its successors and assigns for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the related Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering such Mortgage Loans. The Owner shall have no responsibility to oversee or enforce any obligations against any Sub-Servicer. All actions of each Sub-Servicer performed pursuant to the related Sub-Servicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by its Sub-Servicers regardless of whether such payments are remitted by such Sub-Servicers to the Servicer.

SECTION 3.27.      Successor Servicers.

Any Sub-Servicing Agreement shall provide that the Servicer shall be entitled to terminate any Sub-Servicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Sub-Servicing Agreement with a successor servicer which qualifies under Section 3.26. Any Sub-Servicing Agreement shall include the provision that any such agreement may be immediately terminated by any successor to the Servicer without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or any successor to the Servicer) shall, for any reason, no longer be the servicer of the related Mortgage Loans. Any costs incurred by a successor servicer in terminating a Sub-Servicing Agreement entered into by the terminated applicable Servicer and the transfer of servicing in connection therewith shall be reimbursable by the Servicer to the successor servicer as Servicing Transfer Costs as provided in Section 7.01.

SECTION 3.28.      No Contractual Relationship Between Sub-Servicers and the Owner.

Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Owner shall not be deemed a party thereto or have any obligations, duties or liabilities with respect to any Sub-Servicer.

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SECTION 3.29.      Advance Facility.

(a)          The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility") under which (i) the Servicer assigns or pledges to another Person (together with such Person's successors and assigns, an "Advancing Person") the Servicer's rights under this Agreement to be reimbursed for any Servicing Advances and (ii) an Advancing Person agrees to fund some or all Servicing Advances required to be made by the Servicer pursuant to this Agreement. Notwithstanding any other provisions of this Agreement, no consent of the Owner or any other Person is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make Servicing Advances pursuant to and as required by this Agreement and shall not be relieved of such obligation by virtue of such Advance Facility. If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Servicing Advances, as applicable, pursuant to this Agreement, then the Servicer shall remit amounts collected that would otherwise be retained by the Servicer to reimburse it for previously unreimbursed Servicing Advances ("Servicing Advance Reimbursement Amounts") (in each case to the extent such Servicing Advance Reimbursement Amount is included in the Advance Facility) in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an "Advance Facility Trustee") designated by such Advancing Person. Notwithstanding anything to the contrary herein, in no event shall any Servicing Advance Reimbursement Amounts be included in any amounts required to be distributed to the Owner. If the Servicer enters into an Advance Facility, the Servicer and the related Advancing Person shall deliver to the Owner a written notice of the existence of such Advance Facility (an "Advance Facility Notice"), stating the identity of the Advancing Person and any related Advance Facility Trustee and the Owner shall execute a letter of acknowledgment confirming its receipt of an Advance Facility Notice within five (5) Business Days of receipt thereof. The Owner shall not be deemed to have notice of any Advance Facility in the absence of such notice and acknowledgement. An Advance Facility may only be terminated by the joint written direction of the Servicer and the related Advancing Person as described in clause (g) below.

(b)          Servicing Advance Reimbursement Amounts shall consist solely of amounts in respect of Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Servicing Advance(s). The receivables assigned or pledged to the Advancing Person are obligations owed from the Owner to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Servicing Advances only to the extent provided herein; provided, however, that no security interest in the receivables granted to the Advancing Person by the Servicer shall give the Advancing Person any rights against the Owner other than the Servicer's right to be reimbursed as provided in this Section, and, notwithstanding anything else provided in this Section, the Owner is not obligated or liable to repay any loans made by the Advancing Person. The Servicer shall maintain and provide to any successor servicer (with a copy to the Owner) a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor servicer shall be entitled to rely on any

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such information provided by the predecessor Servicer, and the successor servicer shall not be liable for any errors in such information.

(c)          An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Servicing Advances, and/or whose obligations hereunder are limited to the funding of Servicing Advances, shall not be required to meet the criteria for qualification of the Servicer set forth in this Agreement.

(d)          Servicing Advance Reimbursement Amounts collected with respect to each Mortgage Loan shall be allocated to outstanding unreimbursed Servicing Advances made with respect to that Mortgage Loan on a "first-in, first out" ("FIFO") basis. Any successor servicer and the Advancing Person or Advance Facility Trustee shall be required to apply all Servicing Advance Reimbursement Amounts with respect to any Mortgage Loan (including reimbursement of Nonrecoverable Advances), as and when collected, first, to the Advancing Person or Advance Facility Trustee to the extent of the interest of the Advancing Person or Advance Facility Trustee in such Servicing Advances, second to the Servicer in respect of Servicing Advances related to that Mortgage Loan in excess of those in which the Advancing Person or Advance Facility Trustee has an interest, and third, to the successor servicer in respect of any other Servicing Advances related to that Mortgage Loan. In the event that, as a result of the FIFO allocation made pursuant to this clause (d), some or all of a Servicing Advance Reimbursement Amount paid to the Advancing Person or Advance Facility Trustee relates to Servicing Advances that were made by a Person other than the Servicer or the Advancing Person or Advance Facility Trustee, then the Advancing Person or Advance Facility Trustee shall be required to remit any portion of such Servicing Advance Reimbursement Amount to the Person entitled to such portion of such Servicing Advance Reimbursement Amount. The Servicer shall provide to the related Advancing Person or Advance Facility Trustee loan by loan information with respect to each Servicing Advance Reimbursement Amount distributed to such Advancing Person or Advance Facility Trustee on each date of remittance thereof to such Advancing Person or Advance Facility Trustee, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Servicing Advance Reimbursement Amount with respect to each Mortgage Loan.

(e)          By way of illustration, and not by way of limiting the generality of the foregoing, if the Servicer resigns or is terminated at a time when the Servicer is a party to an Advance Facility, and is replaced by a successor servicer, and the successor servicer directly funds Servicing Advances with respect to a Mortgage Loan and does not assign or pledge the related Servicing Advance Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee, then all payments and recoveries received from the related Mortgagor or received in the form of Liquidation Proceeds will be allocated first to the Advancing Person or Advance Facility Trustee until the related Servicing Advance Reimbursement Amounts attributable to such Mortgage Loan that are owed to the Servicer and the Advancing Person, which were made prior to any Servicing Advances made by the successor Servicer, have been reimbursed in full, at which point the successor Servicer shall be entitled to retain all related Servicing Advance Reimbursement Amounts subsequently collected with respect to that Mortgage Asset pursuant to this Agreement.

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(f)           If the Servicer enters into an Advance Facility, it shall indemnify the Owner and any successor servicer for any claim, loss, liability or damage resulting from any claim by the related Advancing Person, the Advance Facility Trustee or any other Person arising out of the Servicer's having entered into or acts or omissions in connection with an Advance Facility.

(g)          At any time when an Advancing Person shall have ceased funding Servicing Advances and the Advancing Person or related Advance Facility Trustee shall have received Servicing Advance Reimbursement Amounts sufficient in the aggregate to reimburse all Servicing Advances, the right to reimbursement for which were assigned or pledged to the Advancing Person, then upon the delivery of written notice signed by the Advancing Person and the Servicer to the Trustee and the Owner terminating the Advance Facility Notice (the "Notice of Facility Termination"), the Servicer shall again be entitled to withdraw and retain the related Servicing Advance Reimbursement Amounts from the Collection Account and the Escrow Account pursuant to the applicable provisions of this Agreement.

(h)          After delivery of any Advance Facility Notice, the Owner will not exercise any right of set-off against the Servicer against amounts that have been assigned by the Servicer to an Advancing Person.

After delivery of any Advance Facility Notice, and until any such Advance Facility Notice has been terminated by a Notice of Facility Termination, this Section may not be amended or otherwise modified by the parties hereto without the prior written consent of the related Advancing Person. Any Advancing Person and Advance Facility Trustee shall be a third party beneficiary of this Section 3.29.

ARTICLE IV.

REPRESENTATIONS, WARRANTIES AND COVENANTS; REMEDIES FOR BREACH.

Section 4.01.       Representations and Warranties Respecting the Servicer

The Servicer represents, warrants and covenants to the Owner as of the date of this Agreement and as of each Transfer Date:

(i)          The Servicer is duly organized, validly existing and in good standing under the laws of the State of its formation and has full corporate power, authority, and legal right to conduct its business as is presently conducted, and to execute, deliver, and perform its obligations under this Agreement;

(ii)         The Servicer is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct business and has obtained all necessary licenses and approvals required under Applicable Law;

(iii)        The Servicer has duly authorized by all necessary corporate action on its part, the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Owner, constitutes a legal, valid and binding obligation

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of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

(iv)        The execution and delivery of this Agreement by the Servicer and the performance of and compliance with the terms of this Agreement will not violate or conflict with the Servicer's formation documents or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or its assets;

(v)         The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any Applicable Law, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Servicer or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Servicer or its assets or could be reasonably be expected to have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(vi)         There are no actions or proceedings against, or investigations of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement or assert the invalidity of this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement, (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or (D) seeking any determination or ruling that would adversely affect the validity and enforceability of this Agreement;

(vii)       No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the date of this Agreement;

(viii)      No statement of fact made in this Agreement with respect to the Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading;

(ix)         The servicing, administration and collection practices used by the Servicer with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the non-conforming mortgage servicing business; and

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(x)          The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

The representations and warranties made pursuant to this Section 4.01 shall survive delivery of the respective Mortgage Files to the Custodian.

SECTION 4.02       Representations and Warranties Respecting the Owner

The Owner represents, warrants and covenants to the Owner as of the date of this Agreement and as of each Transfer Date:

(i)          The Owner is duly organized, validly existing and in good standing under the laws of the State of its formation and has full corporate power, authority, and legal right to conduct its business as is presently conducted, and to execute, deliver, and perform its obligations under this Agreement;

(ii)         The Owner is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct business and has obtained all necessary licenses and approvals required under Applicable Law;

(iii)        The Owner has duly authorized by all necessary corporate action on its part, the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Servicer, constitutes a legal, valid and binding obligation of the Owner, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

(iv)        The execution and delivery of this Agreement by the Owner and the performance of and compliance with the terms of this Agreement will not violate or conflict with the Owner's formation documents or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Owner or its assets;

(v)         The Owner is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any Applicable Law, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Owner or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Owner or its assets or could be reasonably be expected to have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(vi)        There are no actions or proceedings against, or investigations of, the Owner before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement or assert the invalidity of this Agreement, (B) seeking to

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prevent the consummation of the transactions contemplated by this Agreement, (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or (D) seeking any determination or ruling that would adversely affect the validity and enforceability of this Agreement;

(vii)       No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Owner of, or compliance by the Owner with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the date of this Agreement;

(viii)      No statement of fact made in this Agreement with respect to the Owner contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading;

(ix)        The transactions contemplated by this Agreement are in the ordinary course of business of the Owner.

SECTION 4.03       Remedies for Breach of Representations and Warranties.

(a)          It is understood and agreed that the representations and warranties set forth in Section 4.01 shall survive (i) the engagement of the Servicer to perform the servicing responsibilities as of the date of this Agreement and (ii) any resignation or removal of the Servicer hereunder. Upon discovery by the Servicer or the Owner of a breach of any of the foregoing representations and warranties that materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans or the interests of the Owner in the Mortgage Loans, the party discovering such breach shall give prompt written notice to the other.

(b)          It is understood and agreed that the representations and warranties set forth in Section 4.02 shall survive any resignation or removal of the Servicer hereunder. Upon discovery by the Owner or the Servicer of a breach of any of the foregoing representations and warranties that materially and adversely affects the ability of the Servicer to realize the benefits accruing to under this Agreement, the party discovering such breach shall give prompt written notice to the other.

(c)          Upon the earlier of either discovery by the Servicer, or notice to the Servicer, of any breach of a representation or warranty in Section 4.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Servicer shall use its best efforts promptly to cure such breach in all material respects.

(d)          Upon the earlier of either discovery by the Owner, or notice to the Owner, of any breach of a representation or warranty in Section 4.02 which materially and adversely affects the ability of the Servicer to realize the benefits accruing to it under this Agreement, the Owner shall use its best efforts promptly to cure such breach in all material respects.

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ARTICLE V.

THE SERVICER

Section 5.01.      Indemnification by the Servicer and the Owner.

(a)          The Servicer (in such capacity, an “Indemnitor”) shall indemnify the Owner (in such capacity, an “Indemnitee”) and the Owner (in such capacity, also an “Indemnitor”) shall indemnify the Servicer (in such capacity, also an “Indemnitee”) and, in each case, any of the officers, directors, employees, managers, members, agents, independent contractors, successors, and assigns of such respective Indemnitee (all such Persons collectively being "Indemnitees" and individually being an "Indemnitee" of the respective Indemnitor) and hold harmless any such Indemnitee against any and all Losses that any Indemnitee may sustain in any way related to (a) the failure of the the Indemnitor to perform its obligations under this Agreement, including (in the case of the Servicer as Indemnitor) the Servicer’s obligation to service and administer the Mortgage Loans in compliance with Accepted Servicing Practices and the terms of this Agreement, (b) a breach of any of the Indemnitor's representations, warranties, covenants, or agreements contained in this Agreement or (c) in the case of the Owner as Indemnitor, (i) the performance by the Servicer of its duties and obligations and any legal action relating to this Agreement or (ii) any act or omission relating to the origination or prior servicing of the Mortgage Loans, other than any loss, liability or expense incurred by reason of Disabling Conduct; provided, however, that an Indemnitor shall not indemnify any Indemnitee to the extent that any such Losses (x) in the case of the Servicer as Indemnitor, (i) resulted from the negligence, bad faith or willful misconduct of such Indemnitee or (ii) result from any actions or omissions of any prior servicer, prior subservicer, originator, prior holder or prior owner, or any successor servicer, of the related Mortgage Loans, or (y) in the case of the Owner as Indemnitor, resulted from Disabling Conduct by the Servicer or other Indemnitee. If an Indemnitee incurs a Loss (other than pursuant to a third party claim covered by the next paragraph) for which it wishes to seek indemnification hereunder, it will promptly provide written notice thereof to the applicable Indemnitor, specifying in reasonable detail the type and amount (and estimated future amount) of the Losses. Within ten (10) days of receiving such notice, the Indemnitor shall provide the Indemnitee with a written response specifying the extent to which it accepts liability for such Losses hereunder and, if it denies liability for all or any portion of such Losses, specifying in reasonable detail the reason therefor.

(b)          Promptly after receipt by an Indemnitee under this Section 5.01 of notice of any claim or the commencement of any action, such Indemnitee shall, if a claim in respect thereof is to be made against the Indemnitor under this Section 5.01, notify the Indemnitor in writing of the claim or the commencement thereof; but the omission to so notify the Indemnitor shall not relieve it from any liability it may have to any Indemnitee otherwise than under this Section 5.01, except to the extent that it has been materially prejudiced by such failure. In case any such action is brought against any Indemnitee and it notifies the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate therein and, to the extent that, by written notice delivered to each Indemnitee promptly after receiving the aforesaid notice from an Indemnitee, the Indemnitor elects to assume the defense thereof, it may do so with counsel satisfactory to each Indemnitee; provided, however, that if the defendants in any such

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action include both an Indemnitee and the Indemnitor and an Indemnitee or Indemnitees shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnitees that are different from or additional to those available to the Indemnitor, the Indemnitee or Indemnitees shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnitee or Indemnitees. Upon receipt of notice from the Indemnitor to such Indemnitee of its election so to assume the defense of such action and approval by the Indemnitee of such counsel, the Indemnitor shall not be liable to such Indemnitee under this paragraph for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, unless (i) such Indemnitee shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the Indemnitor shall not have employed counsel satisfactory to such Indemnitee to represent such Indemnitee within a reasonable time after notice of commencement of the action or (iii) such Indemnitor shall have authorized the employment of counsel for such Indemnitee at the expense of the Indemnitor. The Indemnitor shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there shall be a final judgment against the Indemnitee, the Indemnitor agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement or judgment. In no event shall any Indemnitor be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No Indemnitor shall, without prior written consent of the Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which any Indemnitee is or could have been a party and indemnity could have been sought thereunder by such Indemnitee, unless such settlement (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such Indemnitee, and (ii) includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding.

(c)          The provisions of this Section 5.01 shall survive the resignation or termination of the Servicer or the termination of this Agreement.

(d)          Each Indemnitee is an intended third party beneficiary of this Section 5.01.

Section 5.02.      Merger or Consolidation of Servicer.

The Servicer shall remain in existence as an organization, maintain its rights as an organization and shall obtain and preserve its qualification to do business in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Servicer to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or a sale of substantially all of the assets of the Servicer or any Person succeeding to the business of

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the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall (i) be an established institution whose business includes the servicing of mortgage loans, (ii) have a net worth of at least $15,000,000, and (iii) be capable of assuming all of the responsibilities, duties and obligations of the Servicer hereunder.

Section 5.03.      Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any director, officer, or employee of the Servicer, will be under any liability to the Owner for the taking of any action or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment in acting pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any breach of any warranties, representations, covenants, or agreements made by the Servicer herein, or failure of the Servicer or any such person to perform its obligations under this Agreement, or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties hereunder (“Disabling Conduct”). The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may result in its incurring any expenses or liability; provided, however, that the Servicer may undertake any such action which it may in good faith deem to be in the best interest of the Owner. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall, except to the extent they arise in connection with Disabling Conduct, be expenses, costs and liabilities for which the Owner shall be liable, and the Servicer shall be entitled to reimbursement therefor.

Section 5.04.      Resignation of the Servicer.

The Servicer shall not shall assign this Agreement or resign from the obligations and duties hereby imposed on it except by written consent of the Owner, or upon the determination that its servicing duties hereunder are no longer permissible under Applicable Law and such incapacity cannot be cured by the Servicer, in which event the Servicer may resign as servicer. Any such determination that its servicing duties hereunder are no longer permissible under Applicable Law permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Owner which opinion of counsel shall be in form and substance acceptable to the Owner and shall be provided at the cost of the Servicer. Notwithstanding the foregoing, the Servicer has the right to assign this Agreement or resign as Servicer hereunder if (i) the Servicer has proposed a successor servicer to the Owner in writing and such proposed successor servicer is acceptable to the Owner and (ii) such successor servicer meets the eligibility requirements in second paragraph of Section 5.02 of this Agreement to act as servicer hereunder and agrees to service the Mortgage Loans in accordance with this Agreement. In addition, the Servicer has the right to resign if the Manager of the Owner has been terminated for any reason. All Servicing Transfer Costs of the Owner incurred in connection with such assignment or resignation and transfer of servicing shall be paid by the

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resigning Servicer. No assignment or resignation of the Servicer as set forth in this Section 5.04 shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 7.01.

ARTICLE VI.

TERMINATION.

Section 6.01.      Termination for Cause.

(a)          The occurrence and continuance of any one of the following events with respect to the Servicer shall constitute a "Servicer Event of Default":

(i)          any failure by the Servicer to remit to the Owner any payment date required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Owner; or

(ii)         any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement that has a material adverse effect on the Mortgage Loans or the Owner and which continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Owner; or

(iii)        a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the affairs of the Servicer shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of one hundred twenty (120) days; or

(iv)        the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v)         the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

So long as a Servicer Event of Default shall not have been remedied within the applicable grace period, if any, or waived pursuant to Section 7.02 hereof, the Owner may, by notice then given in writing to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice and

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subject to Section 7.01, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, immediately (and without further action) shall pass to and be vested in the Owner or its designee as successor servicer pursuant to and under this Section 6.01 and Section 7.01, and, without limitation, the Owner (or its designee) is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. In the event that the Servicer receives a notice of termination, the Servicer shall continue carrying out its duties and obligations as servicer under this Agreement until the Owner, its designee, or any other successor servicer shall have assumed all of the rights, duties and obligations of the Servicer hereunder. The Servicer agrees to cooperate with the Owner (and any other entity appointed as successor servicer pursuant to Section 7.01) in effecting the termination of the responsibilities and rights of the Servicer the Servicer hereunder, including, without limitation, the transfer to the Owner, its designee, or other successor servicer for the administration by it of all cash amounts that have been deposited by the Servicer in the Collection Account or Escrow Account or thereafter received by the Servicer with respect to the Mortgage Loans. All Service Transfer Costs of the Owner incurred in connection with the termination of the Servicer pursuant to this Section 6.01 and transfer of servicing shall be paid by the Servicer.

Section 6.02.      Waiver of Defaults.

The Owner may waive any default by the Servicer in the performance of its obligations hereunder. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Event of Default therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.03.      Termination Without Cause.

This Agreement shall terminate upon: (i) the later of (a) the sale or other disposition of all of the Mortgage Loans by the Owner, (b) the distribution of the final payment on, or proceeds of, the last Mortgage Loan, and (c) the disposition of all REO Properties and the remittance of all funds due hereunder, or (ii) mutual consent of the Servicer and the Owner in writing, or (iii) if the Owner is no longer managed by an entity affiliated with the Servicer, upon written notice by the new manager of the Owner in its capacity as such, provided, however, that if this Agreement is terminated pursuant to this clause (iii), the Servicer shall be paid a termination fee equal to the Servicing Fee paid to the Servicer during the twelve (12) month period immediately preceding the effective date of termination or (iv) upon the fifteenth (15th) anniversary of the effective date of this Agreement, provided, however, that this Agreement will automatically renew for successive one-year terms beginning on such fifteenth (15th) anniversary unless either party sends a notice of non-renewal to the other party at least 180 days before the completion of the initial or renewal term, as applicable

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ARTICLE VII.

MISCELLANEOUS PROVISIONS.

Section 7.01.      Successor to the Servicer.

Prior to termination of the Servicer’s responsibilities and duties under this Agreement, the Owner shall appoint a successor which shall succeed to all rights and assume all of the responsibilities and duties of the Servicer as servicer under this Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree. In the event that the Servicer’s duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to any of the aforementioned Sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Owner or such successor. The termination or resignation of the Servicer as servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed and assumes Servicer’s responsibilities and duties pursuant to this Section 7.01 and shall in no event relieve the Servicer of any of its obligations hereunder. Notwithstanding any provision herein to the contrary, upon termination of the Servicer and the transfer of the Servicer's servicing obligations hereunder, the Servicer shall be immediately reimbursed for all of its unreimbursed Servicing Advances.

The Servicer shall timely deliver to the successor the funds in the Collection Account and the Escrow Account, the Servicing Files, and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities and obligations of the Servicer as servicer. The successor shall make arrangements as it may deem appropriate to reimburse the Servicer for amounts the Servicer actually expended as servicer pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

The termination or resignation of the Servicer as servicer shall in no event relieve the Servicer of its representations and warranties made in this Agreement and its obligation to indemnify and defend the Indemnitees as provided in Section 5.01. The provisions of ARTICLE I, ARTICLE IV, Section 5.01, Section 5.03, Section 7.01, Section 7.02, Section 7.03, Section 7.05, Section 7.06, Section 7.07, Section 7.10, Section 7.12 and Section 7.14 shall survive the resignation or termination of the Servicer or the termination of this Agreement.

Section 7.02.      Authorizations; Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt

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requested, or when received by the other party at the address set forth below if (i) mailed via overnight carrier or (ii) delivered in person:

(a)	if to the Owner

Great Ajax Corp.
9400 SW Beaverton Hillsdale Hwy, #131
Beaverton, Oregon 97005
Attn: Larry Mendelsohn
Telephone: (503) 226-4614
Facsimile: (503) 226-4699

and

(b)	if to the Servicer:

Gregory Funding LLC
9400 SW Beaverton Hillsdale Hwy, #131
Beaverton, Oregon 97005
Attn: Glenn Ohl
Telephone: (503) 505 5660
Facsimile: (503) 226-4660

or such other address as may hereafter be furnished to the other party by like notice.

Section 7.03.      Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 7.04.      Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

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Section 7.05.      GOVERNING LAW.

THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW. THE PARTIES AGREE THAT THE APPROPRIATE COURTS IN THE CITY AND COUNTY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION FOR ANY LITIGATION RELATING TO THIS AGREEMENT OR THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER.

Section 7.06.      Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer and the Owner and their respective successors and assigns. Except as otherwise permitted under this Agreement, this Agreement shall not be assigned, pledged or hypothecated by the Servicer other than in accordance with Section 5.04 hereof.

Section 7.07.      Waivers.

No term or provision of this Agreement may be amended, waived or modified unless such waiver or modification is in writing and signed by the party against whom such amendment, waiver or modification is sought to be enforced.

Section 7.08.      Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 7.09.      General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)          the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)          accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)          references herein to "Articles," "Sections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Paragraphs and other subdivisions of this Agreement;

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(d)          reference to a Section without further reference to a Section is a reference to such Section as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)          the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)          the term "include" or "including" shall mean without limitation by reason of enumeration.

Section 7.10.      Reproduction of Documents.

Any complete executed version of this Agreement and all complete executed versions of documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) audited financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 7.11.      Further Agreements.

The Servicer and the Owner agree to execute and deliver to the others such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 7.12.      Amendment.

Subject to Section 7.07, this Agreement may be amended only by written agreement signed by the Servicer and the Owner.

Section 7.13.      Entire Agreement.

This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and, except to the extent otherwise set forth in writing, supersedes any prior agreement and understandings with respect to those matters and transactions.

SECTION 7.14          Limitation of Damages.

Notwithstanding any other provision of this Agreement, no party shall be liable to any other party for any special, indirect, incidental, consequential (including lost profits), punitive or exemplary damages. The exclusion set forth in the preceding sentence shall not

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apply to or in any way limit an indemnifying party's obligations to indemnify the indemnified party for such third party damages actually assessed against the indemnified party,

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IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

gregory funding llc
as Servicer

By:	/s/ Steven Rosenberg
Name: Steven Rosenberg
Title: Manager and President

great ajax corp.
as Owner

By:	/s/ Lawrence Mendelsohn
Name: Lawrence Mendelsohn
Title: Chief Executive Officer

great ajax OPERATING PARTNERSHIP L.P.
as Owner

By:	/s/ Lawrence Mendelsohn
Name: Lawrence Mendelsohn
Title: Chief Executive Officer

LITTLE ajax II LLC
as Owner

By:	/s/ Lawrence Mendelsohn
Name: Lawrence Mendelsohn
Title: Chief Executive Officer

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EXHIBIT A

MORTGAGE LOAN SCHEDULE

See attached.

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EXHIBIT B

FORM OF REQUEST FOR RELEASE OF MORTGAGE FILE DOCUMENTS

To:	[INSERT ADDRESS]	Date:

 Re:      Custodial Agreement, dated as of June __, 2013 among [insert]

In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:     ____________________

Pool Number:    ________________________

Investor Loan Number:     ________________________

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______ 1. Mortgage Paid in Full                               Original Loan Amount: $______________

_______ 2. Foreclosure

_______ 3. Other Liquidation (Repurchases, etc.)

_______ 4. Non-liquidation Reason:__________________

By:
(Authorized Signature)

Printed Name

Servicer Name:

Ship To Address:

B-1

EXHIBIT C

FORM OF SECTION 404 NOTICE

Notice of Sale of Ownership of Mortgage Loan

Under federal law, borrowers are required to be notified in writing whenever ownership of a mortgage loan secured by their principal dwelling is sold, transferred or assigned (collectively, "sold") to a new owner. This Notice is to inform you that the prior owner of your loan has sold your loan (described below) to the new owner identified below on [insert date].

**NOTE: The new owner identified below is not the servicer of your loan. The servicer (identified below) acts on behalf of the new owner to handle the ongoing administration of your loan, including the collection of mortgage payments. Please continue to send your mortgage payments as directed by the servicer, and NOT to the new owner. Payments sent to the new owner instead of the servicer may result in late charges on your loan and your account becoming past due. Neither the new owner nor the servicer is responsible for late charges or other consequences of any misdirected payment.

SHOULD YOU HAVE ANY QUESTIONS REGARDING YOUR LOAN, PLEASE CONTACT THE SERVICER USING THE CONTACT INFORMATION SET FORTH BELOW. The servicer is authorized to handle routine inquiries and requests regarding your loan and, if necessary, to inform the new owner of your request and communicate to you any decision with respect to such request. **

Please note that the sale of your loan to the new owner may also result in a change of servicer. If this occurs, you will receive a separate notice, required under federal law, providing information regarding the new servicer.

LOAN INFORMATION

Date of Loan:

Original Amount of Loan:

Date Your Loan was Transferred to the New Owner:

Address of Mortgaged Property:

SERVICER INFORMATION

Name:	[___].

Mailing Address:	[___]

[___]

C-1

Telephone Number (Toll free):	[___]

Website:	www.[___].com

Scope of responsibilities: The servicer is responsible for ongoing administration of your loan, including receipt of legal notices, receipt and processing of payments, resolution of payment-related issues, and response to any other inquiries you may have regarding your loan.

NEW OWNER INFORMATION

Please be advised that all questions involving the administration of your loan (including questions related to payments, deferrals, modifications or foreclosures) should be directed to the servicer at the number above and not to the new owner. The new owner does not have access to information relating to the administration of your loan, and will not be able to most answer loan-related questions.

Name:	______

Mailing Address (not for payments):	______

Telephone Number:	[__]-[___]

[Scope of responsibilities: As new owner, the above-named trust holds legal title to your loan. The above-named trustee, on behalf of the new owner, is authorized to receive legal notices and to exercise (or cause an agent on its behalf to exercise) certain rights of ownership with respect to your loan.]

The transfer of the lien associated with your loan is currently recorded, or in the future may be recorded, in the office of public land or the recorder of deeds office (e.g., the County Recorder's office) for the local jurisdiction where your property is located. If checked ☐, ownership of your loan is also recorded on the registry of the Mortgage Electronic Registrations System at 1818 Library Street, Suite 300, Reston, VA 20190.

The rights and obligations of the new owner, and consequently its authority to respond favorably to your requests or inquiries, may be limited by the terms of one or more contracts related to the securitization of your loan.

C-2

EXHIBIT D

FORM OF BAILEE AGREEMENT

Date:	[date]

To:	[Servicer]

From:	[Insert Attorney Office Name]

Address:	[Address]

[City, State and Zip]

Phone Number:

Loan Number:

Mortgagor Name:

Property Address:

We request the release of the Mortgage File documents listed below for the purpose of initiating or pursuing legal action or foreclosure of the related mortgage account.

____ 1. _______________

____ 2. _________________

____ 3. _______________

____ 4. _________________

____ 5. _______________

Mortgage File documents now or hereafter delivered to me/my office will be held by me/my office as a Bailee and agent for the Custodian, who is acting on behalf of the Issuer unless the Mortgage File documents have been delivered to a public trustee or other public official as required by law for the purposes of pursuing legal action or foreclosure of the related mortgage account.. I/my office shall return the Mortgage File documents to the Servicer upon completion or cancellation of the legal action at the address listed below unless the Mortgage File documents have been delivered to a public trustee or other public official as required by law for the purposes of pursuing legal action or foreclosure of the related mortgage account.

[Servicer address]

In the event I/my office, as Bailee, loses any or all of the Mortgage File documents, Bailee agrees to indemnify and hold the Custodian, its officers, directors, employees and agents harmless against any and all losses, liabilities, damages, fees (including reasonable attorneys' fees), costs and expenses that may be imposed or incurred by or assessed against it or them, as a result of thereof; in the absence of its gross negligence or willful misconduct. However, I/my office, as Bailee, shall not be held liable if the Mortgage File documents are lost by a third party, such as, but not limited to, any mail service or the court.

Please have the collateral documents delivered to me within 7-10 business days.

[Attorney Firm Name]

By:

Print Name:

Its:

GREGORY FUNDING LLC

By:

Name and Title

Date:

EXHIBIT E

FORM OF

JOINDER SUPPLEMENT

The undersigned is executing and delivering this Joinder Supplement to the Servicing Agreement dated as of ____, 201_ (as the same may hereafter be amended, the “Agreement”) among (i) Gregory Funding LLC, as Servicer and (ii) Great Ajax Corp. and Great Ajax Operating LLC as the Owners, together with any other Person that has heretofore executed a Joinder Supplement. Capitalized terms used and not otherwise defined in this Joinder Supplement have the meanings specified in the Agreement.

By executing and delivering this Joinder Supplement, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Agreement as Owner, together with the other Persons who collectively constitute the Owner, in the same manner as if the undersigned were an original signatory to the Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Supplement as of the ___ day of __________, 201_.

By:
Name:
Title: